UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Norine

On December 2, 2025, the board of directors (the “Board”) of Perpetua Resources Corp. (the “Company”) appointed James Norine as Senior Vice President Projects, effective December 1, 2025. Before joining the Company, Mr. Norine, age 52, served as Regional Director, Metals, Western (USA) at Hatch Engineering Ltd. (“Hatch”), a global multidisciplinary management, engineering and development consultancy firm, from September 2024 to November 2025. Prior to joining Hatch, Mr. Norine held multiple positions at Ausenco Engineering USA, a global engineering and consulting firm, from August 2019 to September 2024, including as Vice President, Southwest USA, Director, Minerals and Metals and Manager of Studies. He has a bachelor’s of science degree in mechanical engineering from Northern Arizona University.

In connection with his appointment, on December 1, 2025, Perpetua Resources Idaho, Inc. (the “Employer”), a subsidiary the Company, entered into an employment agreement with Mr. Norine describing the terms and conditions of his employment with the Employer (the “Norine Employment Agreement”). The Norine Employment Agreement provides for an initial term of 3 years with automatic annual renewal periods unless either party provides written notice at least 90 days prior to the end of the initial or renewed term (the “Term”). Pursuant to the terms of the Norine Employment Agreement, Mr. Norine will be entitled to the following: (a) a base salary of $330,000, as adjusted by the Board from time to time (the “Base Salary”), (b) an annual incentive award (the “Annual Bonus”) pursuant to the Company’s annual bonus plan with a target percentage of 60% of the Base Salary (the “Target Bonus”), provided that the 2025 annual bonus shall be pro-rated based on the number of days Mr. Norine is employed during 2025, (c) sign-on equity-based award grant (the “Sign-On Equity Award”) and (d) target annual equity-based awards in a percentage equal to 125% of the Base Salary. The Sign-On Equity Award is expected to be granted on or about December 5, 2025 and shall consist of Performance Share Units (“PSU”) subject to 5,000 shares of the Company’s common stock that will vest upon the achievement of operational milestones, provided Mr. Norine remains in continuous service with the Employer, as follows: (a) 50% upon final investment decision and (b) 50% upon achievement of 50% construction completion.

Upon Mr. Norine’s termination of employment for any of the reasons as set forth below (each as defined in the Norine Employment Agreement), Mr. Norine shall be entitled to the following:

Reason for Termination of Employment	Base Salary	Annual Bonus	Benefits	Equity Awards
By Employer for Cause	None	Not eligible	Not eligible	Not eligible
By Employer without Cause	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	Not eligible	A pro-rata portion of any unvested equity awards shall become fully vested based on the number of days Mr. Norine is employed between the date of grant and the date the unvested equity awards were otherwise scheduled to vest, with the number of unvested performance-based awards becoming vested based on the target number of PSUs
By Mr. Norine without Good Reason	None	Not eligible	Not eligible	Not eligible
By Mr. Norine for Good Reason	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	Not eligible	A pro-rata portion of any unvested equity awards shall become fully vested based on the number of days Mr. Norine is employed between the date of grant and the date the unvested equity awards were otherwise scheduled to vest, with the number of unvested performance-based awards becoming vested based on the target number of PSUs
Upon Mr. Norine’s Disability	None	Not eligible	Not eligible	All unvested equity awards become fully vested with performance-based awards becoming vested at target
During 12 month period immediately preceding a Change in Control and 24 month period following a Change in Control, by Employer Without Cause, By Mr. Norine for Good Reason or failure of the Employer to renew the Term	An amount equal to 12 months of Base Salary	An amount equal to 1x the greater of (i) the most recently paid annual bonus and (ii) the Target Bonus	Not eligible	Upon Change in Control, all unvested equity awards become fully vested with performance-based awards becoming vested at target

Under the Norine Employment Agreement, Mr. Norine is subject to non-competition and non-solicitation covenants during the Term and for a period of one year following termination of Mr. Norine’s employment. Mr. Norine is also subject to customary confidentiality provisions.

The foregoing description of the terms of the Norine Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Norine Employment Agreement.

The selection of Mr. Norine to serve as the Employer’s Senior Vice President Projects was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Norine and any director or executive officer of the Company or the Employer. Mr. Norine is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Michael Wright

On December 3, 2025, Michael Wright notified the Employer of his resignation as Vice President, Projects, effective immediately. To facilitate a smooth transition, Mr. Wright agreed to serve as a consultant to the Employer for three months, and entered into a Consulting and Separation Agreement and Release with the Employer effective December 3, 2025 (the “Wright Separation Agreement”). MSE LLC, an entity controlled by Mr. Wright, entered into a consulting agreement with the Employer effective December 3, 2025 (the “Consulting Agreement”). Mr. Wright’s resignation was for personal reasons and was not as a result of any disagreement with the Company.

The Wright Separation Agreement contains customary waivers, releases and confidentiality provisions, along with non-solicitation covenants for a period of one year following the date of the Wright Separation Agreement, and provides that Mr. Wright will perform consulting services for the Company pursuant to the terms of the Consulting Agreement. Subject to Mr. Wright’s performance of the Consulting Agreement and the Wright Separation Agreement becoming binding and effective pursuant to the terms thereof, Mr. Wright will be eligible to receive the payments and certain other benefits contemplated in his employment agreement with the Employer consistent with a termination without cause and accelerated vesting pursuant to the Company’s Omnibus Equity Incentive Plan of a portion of his unvested equity awards consistent with a termination without cause.

Pursuant to the Consulting Agreement, Mr. Wright agreed, through MSE LLC (“MSE”), to be available for up to 20 hours per week for three months until March 3, 2026 (the “Termination Date”), to provide customary project development consulting services to the Employer upon its request to facilitate a smooth leadership transition. Mr. Wright will be entitled to compensation of $20,000 per month for his services (the “Consulting Fee”). The Consulting Agreement provides that the parties may mutually agree to extend the agreement’s term and that the Employer may terminate the Consulting Agreement prior to the Termination Date by providing seven days’ written notice to MSE. If the Consulting Agreement is terminated by the Employer without cause prior to the Termination Date, MSE will be entitled to payment in full of the Consulting Fee. The Consulting Agreement includes customary representations from MSE and confidentiality provisions applicable to MSE and Mr. Wright.

Compensatory Arrangements of Certain Officers and Directors

Following a comprehensive peer review of the Company’s executive and director compensation by an independent consulting firm, on December 1, 2025, the Compensation Committee of the Board (the “Committee”) approved certain amendments to the compensation arrangements for the Company’s officers and directors and the Company’s equity incentive framework, to better align the Company’s compensation program with current industry and peer market practices. The amendments to the Company’s equity incentive framework include the revisions to the short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”) detailed below. In connection with the compensation amendments, the Employer entered into amended employment agreements with certain officers of the Company, including with Chief Executive Officer, Jonathan Cherry, and Chief Financial Officer, Mark Murchison, each of which is described below.

Amendments to Executive Equity Incentive Framework

In connection with compensation review, the Committee approved the following revised performance factor scale to be used for both company and individual performance for the STIP, effective December 1, 2025:

Performance Factor	Performance Level Achieved
120% - 200% of Target	Outstanding
80% - 120% of Target	Meets Expectations
0% to 80% of Threshold	Threshold Performance

The Committee also approved an executive compensation structure targeting an allocation of approximately 50% cash and 50% equity. Performance components for the STIP and LTIP have been established such that the Chief Executive Officer’s payout will be based 100% on Company performance, while payouts for the Chief Financial Officer, Senior Vice Presidents, and Vice Presidents will be determined based on 80% Company performance and 20% individual performance.

Amended and Restated Employment Agreement of Chief Executive Officer

In connection with the changes to compensation policies, the Company and Employer entered into an amended and restated employment agreement with Mr. Cherry describing the updated terms and conditions of his employment with the Employer, effective December 1, 2025 (the “Amended and Restated Cherry Employment Agreement”). The Amended and Restated Cherry Employment Agreement provides for an initial term of 3 years with automatic annual renewal periods unless either party provides written notice at least 90 days prior to the end of the initial or renewed term (the “Term”). Pursuant to the terms of the Amended and Restated Cherry Employment Agreement, Mr. Cherry will be entitled to the following: (a) a base salary of $660,000, as adjusted by the Board from time to time (the “Base Salary”), (b) an annual incentive award (the “Annual Bonus”) pursuant to the Company’s annual bonus plan with a target percentage of 100% of the Base Salary (the “Target Bonus”), and (c) target annual equity-based awards in a percentage equal to 200% of the Base Salary.

Upon Mr. Cherry’s termination of employment for any of the reasons as set forth below (each as defined in the Amended and Restated Cherry Employment Agreement), Mr. Cherry shall be entitled to the following:

Reason for Termination of Employment	Base Salary	Annual Bonus	Benefits	Equity Awards
By Employer for Cause	None	Not eligible	Not eligible	Not eligible
By Employer without Cause	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)	All unvested equity awards become fully vested with performance-based awards becoming vested at target
By Mr. Cherry without Good Reason	None	Not eligible	Not eligible	Not eligible
By Mr. Cherry for Good Reason	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	All unvested equity awards become fully vested with performance-based awards becoming vested at target
Upon Mr. Cherry’s Disability	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	All unvested equity awards become fully vested with performance-based awards becoming vested at target
During 12 month period immediately preceding a Change in Control and 24 month period following a Change in Control, by Employer Without Cause, By Mr. Cherry for Good Reason or failure of the Employer to renew the Term	An amount equal to 2.99x of Base Salary	An amount equal to 2.99x the greater of (i) the most recently paid annual bonus and (ii) the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	Upon Change in Control, all unvested equity awards become fully vested with performance-based awards becoming vested at target

Under the Amended and Restated Cherry Employment Agreement, Mr. Cherry is subject to non-competition and non-solicitation covenants during the Term and for a period of one year following termination of Mr. Cherry’s employment. Mr. Cherry is also subject to customary confidentiality provisions.

The foregoing description of the terms of the Amended and Restated Cherry Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Cherry Employment Agreement.

Amended and Restated Employment Agreement of the Chief Financial Officer

In connection with the changes to compensation policies, effective December 1, 2025, the Company and the Employer entered into an amended and restated employment agreement with Mr. Murchison which provides for the following: (1) a Target Bonus of 75% of Mr. Murchison’s base salary and (2) target annual equity-based awards in a percentage equal to 150% of Mr. Murchison’s base salary.

All of the remaining terms of Mr. Murchison’s agreement remain consistent with the agreement entered into on October 1, 2025 and described in the Company’s Form 8-K filed on October 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: December 5, 2025	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer